EUROGAS, INC.

                            Option to Acquire up to
         2,000,000 Shares of Restricted Common Stock, Par Value $0.001

                            THIS OPTION WILL BE VOID
                AFTER 11:59 P.M. MOUNTAIN TIME ON MARCH 31, 2000

This Option has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and is a "restricted security" within the meaning of Rule 144 promulgated under the Securities Act. This Option has been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER
              REGULATORY AUTHORITY, NOR HAS THE COMMISSION OR ANY
               STATE OR OTHER REGULATORY AUTHORITY PASSED ON THE
                   ACCURACY OR ADEQUACY OF THIS OPTION.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


     1. Grant of Option. This certifies that, for value received, OMV Aktiengesellschaft (the "Holder"), is entitled to purchase, and receive up to 2,000,000 fully paid and nonassessable shares of common stock, par value $0.001 (the "Option Shares"), of EuroGas, Inc., a Utah corporation (the "Company"), at a price of (the "Exercise Price") (i) $4.00 per Option Share if exercised prior to April 1, 1998, (ii) thereafter, $5.00 per Option Share if exercised prior to or on March 31, 1999; and (iii) thereafter, $6.00 per Option Share if exercised prior to or on the expiration of the Option on Marchl 31, 2000. This Option shall be exercisable on presentation and surrender of this Option with the purchase form attached hereto, duly executed, at the principal office of the Company at 942 East 7145 South, #101A, Midvale, Utah 84047, and by paying in full and in lawful money of the United States of America by cash or cashier's check, the Exercise Price for the Option Shares as to which this Option is exercised, all on the terms and conditions hereinafter set forth. The number of Option Shares to be received on exercise of this Option and the Exercise Price may be adjusted on the occurrence of such events as described herein. If the rights represented hereby are not exercised by 11:59 p.m., Mountain Time, on March 31, 2000, this Option shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

     2. Exercise of Option. On the exercise of all or any portion of this Option in the manner provided above, the Holder exercising the same shall be deemed to have become a holder of record of the Option Shares for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than ten days after this Option shall have been exercised as set forth above. This Option may be exercised in whole or in part, so long as each exercise is in increments of 100,000 shares. If this Option shall be exercised in respect to only a part of the Option Shares covered hereby, the Holder shall be entitled to receive a similar Option of like tenor and date covering the number of Option Shares with respect to which this Option shall not have been exercised, and, until receipt of same this Option shall represent the Option relating to the remaining shares subject to this Option. On the exercise of all or any portion of this Option, at the instruction of the Holder, the Company shall offset any amounts due by it to Holder against payment of the exercise price for the Options.

     3. Exchange of Options. This Option is exchangeable, on the presentation and surrender hereof, by the Holder at the office of the Company, for a new Option or Options of like tenor representing in the aggregate the right to subscribe for and purchase the number of Option Shares which may be subscribed for and purchased hereunder.

     4. Fully Paid Shares. The Company covenants and agrees that the Option Shares which will be issued on the exercise of the rights represented by this Option will be, when issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Option may be exercised, the Company will have authorized and reserved a sufficient number of shares of its common stock, $0.001 per share, to provide for the exercise of the rights represented by this Option.

     5. Antidilution Provisions. The Exercise Price and number of Option Shares purchasable pursuant to this Option may be subject to adjustment from time to time as follows:

          (a) If the Company shall take a record of the holders of its common stock for the purpose of entitling them to receive a dividend in shares, the Option Price in effect immediately prior thereto and the number of Option Shares shall be adjusted so that the Holder of this Option shall thereafter be entitled to receive the number of Option Shares to which the Holder would have been entitled had such Option been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such dividend becomes effective.

          (b) If the Company shall subdivide the outstanding shares of common stock into a greater number of shares, combine the outstanding shares of common stock into a smaller number of shares, or issue by reclassification any of its shares, the Option Price in effect immediately prior thereto and the number of Option Shares shall be adjusted so that the Holder of this Option thereafter surrendered for exercise shall be entitled to receive, after the occurrence of any of the events described, the number of Option Shares to which the Holder would have been entitled had such Option been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

          (c) If any capital reorganization or reclassification of the Company's common stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the Holder of this Option shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding common shares of the Company as would have been received on exercise of this Option immediately before such reorganization, reclassification, consolidation, merger, or sale.

          In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Option to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this Option. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets that results in the issuance of a number of shares of common stock of the surviving or purchasing corporation greater or less than the number of shares of common stock of the Company outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of common stock of the Company, then the Option Price in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as though there was a subdivision or combination of the outstanding shares of common stock of the Company. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire on exercise of this Option.

          (d) If (i) the Company shall take a record of the holders of its shares of common stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the shares of common stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company's assets; or (ii) the Company shall take a record of the holders of its shares of common stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or
     (iii) in the event of any classification, reclassification, or other reorganization of the shares that the Company is authorized to issue, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company; or
     (iv) in the event of the voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, and in any such case, the Company shall mail to the Holder of this Option, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of shares of common stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

          (e) If the Company, at any time while this Option shall remain unexpired and unexercised, sells shares of common stock to an affiliate of the Company, excluding shares issued on the exercise of options issued and outstanding as of the date hereof and shares issued to officers and directors under stock option plans of the Company existing as of the date hereof, at a price lower than the Exercise Price provided herein, as the same may from time to time be adjusted pursuant to this section 5, then the Exercise Price of these Options shall be reduced automatically to such lower price at which the Company has sold or agreed to sell its common stock.

          (f) No fraction of a share shall be issued on exercise, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor, in cash, the fair value of any such fractional share at the time of exercise.

     6. Disposition of Option Shares. The registered owner of this Option, by acceptance hereof, agrees that, before any disposition is made by the registered owner of any Option Shares, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made in the United States unless and until:

          (a) the Company has received an opinion from counsel for the owner(s) of the Option Shares stating that no registration under the Securities Act is required with respect to such disposition; or

          (b) a registration statement or post-effective amendment to a registration statement under the Securities Act has been filed by the Company and made effective by the Commission covering such proposed disposition.

     7. Governing Law. This agreement shall be construed under and be governed by the laws of the State of Utah.

     8. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by second day express delivery or registered mail, return receipt requested and postage prepaid; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by second day express delivery:

          If to the Company, to:   EuroGas, Inc.
                                   Attn:  Hank Blankenstein, Secretary
                                   942 East 7145 South, #101A
                                   Midvale, Utah  84047
                                   Facsimile:  (801) 255-2005
                                   Confirmation:  (801) 255-0862

          With a copy to:          Howard S. Landa, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   50 West Broadway, Eighth Floor
                                   Salt Lake City, Utah 84101
                                   Facsimile:  (801) 531-7091
                                   Confirmation:  (801) 531-7090

          If to the Holder:        OMV Aktiengesellschaft
                                   Gerasdorfer Strabe 151
                                   P.O. Box 200
                                   A-1210 Vienna, Austria
                                   Facsimile:  011-431-404-40/3797
                                   Confirmation:  011-431-404-40/3514

or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or two days after the date so sent by second day delivery.

     9. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Option, the Company will execute and deliver, in lieu thereof, a new Option of like tenor.


     DATED this 24th day of March, 1997.

                                   EUROGAS, INC.


                                   By  /s/ Paul Hinterthur
                                     Duly Authorized Officer